EXHBIT 23


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 11-K, into the previously filed Registration Statement File No. 333-39931 of Dresser Industries, Inc. Dresser Industries, Inc. was acquired by Halliburton Company on September 29, 1998.




                                        ARTHUR ANDERSEN LLP




Dallas, Texas,
    July 19, 1999